                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [ ]  Confidential for Use of the
[ ]  Definitive Proxy Statement                  Commission Only (as permitted
[ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]  Soliciting Material under Rule 14a-12


                          SCIENTIFIC GAMES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5)   Total fee paid:
     ---------------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:


     1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     3)  Filing Party:

     ---------------------------------------------------------------------------
     4)  Date Filed:

     ---------------------------------------------------------------------------


EXPLANATORY NOTE: The Preliminary Proxy Statement filed by Scientific Games Corporation on August 2, 2002 is hereby amended and restated in order to correct a typographical error that appeared in the cover page of the filing. The cover page indicated that the Preliminary Proxy Statement had been "filed by a party other than the Registrant". The cover page has been corrected to reflect that the Registrant, Scientific Games Corporation, filed the Preliminary Proxy Statement. The body of the document, which appears below this cover page, has not been changed.

[SCIENTIFIC GAMES LOGO]


                                                                 August __, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Scientific Games Corporation to be held at 10:00 a.m. on Tuesday, September 10, 2002, at the Metropolitan Club, 1 East 60th Street, New York, New York.

     At the Annual Meeting, you will be asked to elect Directors, to approve an amendment to the Company's Restated Certificate of Incorporation, to approve the adoption of the Scientific Games Corporation 2002 Employee Stock Purchase Plan and to ratify the appointment of KPMG LLP as independent accountants for the fiscal year ending December 31, 2002.

     The Board of Directors recommends that you vote FOR the election of all the nominees as Directors, FOR the amendment to the Restated Certificate of Incorporation, FOR approval of the adoption of the Scientific Games Corporation 2002 Employee Stock Purchase Plan and FOR ratification of the appointment of the independent accountants.

     Whether you plan to attend in person or not, it is important that your shares be represented and voted at the Annual Meeting. Therefore, regardless of the number of shares you own, please sign, date and mail the enclosed proxy card in the return envelope provided. Most stockholders will also be able to vote by telephone or over the Internet. Please refer to your proxy card to see which options are available to you.

     I look forward to seeing you at the Annual Meeting.


                                   Sincerely,



                                   A. Lorne Weil
                                   Chairman of the Board

                          SCIENTIFIC GAMES CORPORATION
                        750 LEXINGTON AVENUE, 25TH FLOOR
                               NEW YORK, NY 10022

               --------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
               --------------------------------------------------



         Notice is hereby given that the Annual Meeting of Stockholders of Scientific Games Corporation (the "Company") will be held at 10:00 a.m. on Tuesday, September 10, 2002, at the Metropolitan Club, 1 East 60th Street, New York, New York, for the following purposes:

     1. To elect ten members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company has authority to issue from 100,000,000 to 200,000,000.

     3. To approve the adoption of the Scientific Games Corporation 2002 Employee Stock Purchase Plan.

     4. To ratify the appointment of KPMG LLP as independent accountants for the Company for the fiscal year ending December 31, 2002.

     5. To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof. The Board of Directors is not presently aware of any such matter.

         All holders of record of the Company's Class A Common Stock and the Company's Series A Convertible Preferred Stock at the close of business on August 1, 2002 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only holders of the Company's Series A Convertible Preferred Stock are entitled to elect four of the ten members of the Board. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Secretary of the Company at 750 Lexington Avenue, New York, New York, and will be available for inspection at the meeting itself.

         Whether you plan to be personally present at the Annual Meeting or not, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or, if available to you, submit your proxy by telephone or over the Internet. If you later desire to revoke your proxy, you may do so at any time before it is exercised, in the manner described in the enclosed Proxy Statement.

                                  By Order of the Board of Directors

                                  Martin E. Schloss
                                  Vice President, General Counsel and Secretary

Dated:  August __, 2002

                          SCIENTIFIC GAMES CORPORATION
                        750 LEXINGTON AVENUE, 25TH FLOOR
                            NEW YORK, NEW YORK 10022

                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Scientific Games Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, September 10, 2002, at 10:00 a.m. at the Metropolitan Club, 1 East 60th Street, New York, New York, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. It is expected that this Proxy Statement and enclosed form of proxy will be mailed to stockholders commencing on or about August __, 2002. The annual report of the Company for the fiscal year ended December 31, 2001, including the text of the Company's Annual Report on Form 10-K, as amended, is also being mailed to the Company's stockholders with this Proxy Statement.

STOCKHOLDERS ENTITLED TO VOTE

         All holders of the Company's Class A Common Stock, $.01 par value per share (the "Common Stock"), and the Company's Series A Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"), at the close of business on August 1, 2002, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on August 1, 2002, a total of 57,450,425 shares of Common Stock and a total of 1,256,115 shares of Preferred Stock were outstanding. All stockholders, voting as a single class, will be able to vote for the election of six directors, the amendment to the Restated Certificate of Incorporation, the adoption of the 2002 Employee Stock Purchase Plan and the ratification of the appointment of the independent accountants. With respect to these matters, each outstanding share of Common Stock is entitled to one vote and each outstanding share of Preferred Stock, participating on an `as-converted' basis, is entitled to 100/5.10 or approximately 20 votes. In addition, the holders of the Preferred Stock, voting as a separate class, are entitled to elect four directors (the "Preferred Directors"). With respect to the election of the Preferred Directors, each outstanding share of Preferred Stock is entitled to one vote.

VOTING PROCEDURES

         If you are the record holder of your shares, you can vote in person at the Annual Meeting or by proxy in one of the following three ways:

         1. Mail: To vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope. If you vote by mail and return a signed proxy card but do not give voting instructions, the shares represented by that proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR adoption of the amendment to the Company's Restated Certificate of Incorporation, FOR adoption of the Company's 2002 Employee Stock Purchase Plan and FOR ratification of the appointment of KPMG LLP as independent accountants.

         2. Telephone: To vote by telephone, call 1-800-proxies. You will need to provide the control number printed on your proxy card and follow the instructions on your card and the voice prompts.

         3. Internet: To vote over the Internet, access the website "www.voteproxy.com". You will need to provide the control number printed on your proxy card and follow the instructions on your card and the website.

         If you vote by telephone or over the Internet, do not return your proxy card.

         If you are not the record holder of your shares (i.e., they are held in the name of a bank, broker or nominee), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

CHANGING YOUR VOTE

         A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including by telephone or Internet), or by voting in person at the Annual Meeting.

REQUIRED VOTE

         The presence, in person or by proxy, of the stockholders of a majority of the shares of Common Stock and Preferred Stock (on an `as-converted' basis) outstanding and entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. With respect to the election of the Preferred Directors, as to which only holders of shares of Preferred Stock are entitled to vote, the presence of a majority of the shares of Preferred Stock constitutes a quorum. Abstentions and broker "non-votes" are included in determining whether a quorum is present. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

         Assuming a quorum is present, the six directors other than the Preferred Directors will be elected by a plurality of the votes of the holders of the Common Stock and the Preferred Stock cast in person or by proxy at the Annual Meeting, and the four Preferred Directors will be elected by the votes of the holders of the Preferred Stock, voting as a separate class, at the Annual Meeting. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

         Approval of any matter other than the election of directors requires the affirmative vote of a majority of the votes of the holders of the Common Stock and Preferred Stock entitled to be cast in person or by proxy at the Annual Meeting, and the amendment to the Restated Certificate of Incorporation also requires the affirmative vote of the majority of the votes of the holders of the Preferred Stock, voting as a separate class, at the Annual Meeting. With respect to the amendment to the Restated Certificate of Incorporation, the adoption of the 2002 Employee Stock Purchase Plan and ratification of the appointment of the independent accountants, abstentions are considered to be shares present and entitled to be cast and will have the effect of a negative vote on the matter, and broker "non-votes" are not counted as shares eligible to vote and will have no effect on the outcome of the matter.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

         The Board of Directors has nominated for election to the Board the ten persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each nominee is presently a director of the Company. The holders of the Common Stock and Preferred Stock, voting together as a single class, are entitled to elect directors other than Messrs. Antonio Belloni, Rosario Bifulco, Peter A. Cohen and Michael S. Immordino (the "Preferred Directors"), who have been designated for election to the Board by the holders of the Preferred Stock. Only the holders of the Preferred Stock, voting as a separate class, are entitled to elect the Preferred Directors.

         The Board recommends that the stockholders elect the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below unless otherwise indicated on those proxies. Cumulative voting is not permitted. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting for reasons not now known to the Company, the proxies named in the enclosed proxy may vote for a substitute nominee at their discretion.

         The name, age, business experience and certain other information regarding each of the ten nominees for director are set forth below.


NAME                                                 AGE      POSITION WITH THE COMPANY                    DIRECTOR
----                                                 ---      -------------------------                      SINCE
                                                                                                            -----
A. Lorne Weil..............................          56       Chairman of the Board, President and           1989
                                                              Chief Executive Officer (1)(4)
Larry J. Lawrence..........................          59       Vice Chairman of the Board (1)(2)(3)           1989
Colin J. O'Brien...........................          63       Director (2)                                   2000
Eric M. Turner.............................          46       Director                                       2002
Sir Brian G. Wolfson.......................          66       Director (2)                                   1988
Alan J. Zakon..............................          66       Director (1)(3)(4)                             1993
Antonio Belloni............................          52       Director (4)                                   2002
Rosario Bifulco............................          47       Director (2)(3)                                2002
Peter A. Cohen.............................          55       Director (1)                                   2000
Michael S. Immordino.......................          41       Director                                       2000

-------------
(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee
(4)      Member of Nominating Committee

         Mr. A. Lorne Weil has been a director of the Company since December 1989, Chairman of the Board since October 1991, Chief Executive Officer of the Company since April 1992 and President of the Company since August 1997. Mr. Weil held various senior management positions with the Company and its subsidiaries from October 1990 to April 1992 and was a director and consultant to Autotote Systems, Incorporated from 1982 until it was acquired by the Company in 1989. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1979 to November 1992. Mr. Weil is currently a director of Bluefly, Inc.

        Mr. Larry J. Lawrence has been a director of the Company since December 1989 and Vice Chairman of the Board since August 1997. Mr. Lawrence has been managing partner of LTOS II Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith II, a private equity fund manager, since 1990. Mr. Lawrence has been general partner of Allegra Partners III, L.P., the general partner of Allegra Capital Partners III, L.P., since May 1995, and has been managing partner of Allegra Partners IV, L.P., the general partner of Allegra Capital Partners IV, L.P., since January 2000. From 1985 to 2000, Mr. Lawrence was managing partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith. Mr. Lawrence served as a director of Autotote Systems, Incorporated until it was acquired by the Company in 1989. Mr. Lawrence is currently a director of Globe Tax Services, Inc.

        Mr. Colin J. O'Brien has been a director of the Company since September 2000. Between February 1992 and his retirement in January 2001, Mr. O'Brien was employed in various positions with Xerox Corporation, including Vice President, President of the Document Production Systems Division, Chief Executive Officer of the New Enterprise Board and Executive Chairman of XESystems, Inc., a subsidiary of Xerox. In 1986, Mr. O'Brien formed an investment company with E.M. Warburg Pincus & Co. Inc., making a number of acquisitions in defense electronics. Prior to that time, Mr. O'Brien served as Chief Executive of Times Fiber Communications, Inc. and President of General Instrument's cable television operations. He has held management positions with Union Carbide in both Canada and Europe. Mr. O'Brien is currently a director of Document Sciences Corporation and several privately held companies.

         Mr. Eric M. Turner has been a director of the Company since July 2002. Mr. Turner has served as the Senior Vice President, Investment Services, of State Street Corporation since 2001 and has served as a Senior Vice President of various divisions of State Street since 1996. From 1992 to 1995, Mr. Turner served as the executive director of the Massachusetts State Lottery Commission. During his time at the commission, Mr. Turner was elected to positions of

Treasurer and Secretary of the North American Association of State and Provincial Lotteries, a professional association of 46 North American lotteries. Prior to his tenure at the Massachusetts State Lottery Commission, Mr. Turner served as Deputy Treasurer of the Office of the State Treasurer of Massachusetts.

         Sir Brian G. Wolfson has been a director of the Company since 1988. Sir Brian served as Vice Chairman of the Company's Board of Directors from May 1995 to August 1997 and as Acting President and Chief Executive Officer of the Company from June 1991 to October 1991. Sir Brian served as Chairman of Wembley plc, a United Kingdom corporation, from 1987 to May 1995, and as its Deputy Chairman from May 1995 to September 1995. Sir Brian is currently Chairman of the Board of Kepner-Tregoe Inc. and a director of Playboy Enterprises, Inc.

        Mr. Alan J. Zakon has been a director of the Company since 1993 and Chairman of the Executive Committee of the Board since August 1997. Mr. Zakon served as Vice Chairman of the Company's Board of Directors from May 1995 to August 1997. Mr. Zakon served as a managing director of Bankers Trust Corporation from 1989 to April 1995, and as Chairman of the Strategic Policy Committee of Bankers Trust Corporation from 1989 to 1990. Mr. Zakon served as Chairman of the Board of The Boston Consulting Group from 1986 until 1989. Mr. Zakon is currently a director of MicroFinancial Inc. and Arkansas Best Corporation.

PREFERRED DIRECTORS

        Mr. Antonio Belloni has been a director of the Company since June 2002. Mr. Belloni has served as Deputy Chairman of Lottomatica S.p.A. since March 2002 and as Managing Director of De Agostini S.p.A., the majority stockholder of Lottomatica S.p.A., since May 2000. He has served in various positions of De Agostini since March 1998. From May 1990 to February 1998, Mr. Belloni was the Chief Executive Officer of Camfin S.p.A., a holding company which controls, among others, the Pirelli Group. From September 1984 to April 1990, he was Chief Executive Officer of Andrea Merzario S.p.A., a leading integrated logistics services provider.

        Mr. Rosario Bifulco has been a director of the Company since June 2002. Mr. Bifulco has served as CEO-Managing Director of Lottomatica S.p.A. since March 2002. From December 1993 to March 2002, Mr. Bifulco was Vice President and Managing Director of Techint S.p.A., a leading engineering and construction company, and from January 1994 to April 2002 he served as Managing Director of Techosp S.p.A., a start up company controlled by Techint Group. Since May 2002, Mr. Bifulco has also served as CEO of Techosp S.p.A. From December 1999 to March 2002, he was the Managing Director of Techint Finanziaria, the European holding company of Techint Group. From November 1988 to November 1993, Mr. Bifulco served as Division General Manager of Gilardini S.p.A., the industrial and automotive components division of FIAT Group.

        Mr. Peter A. Cohen has been a director of the Company since September 2000. Mr. Cohen is a principal of Ramius Capital Group, LLC, a private investment firm. From November 1992 until May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its management executive committee. Mr. Cohen was also the Chairman of Republic New York Corporation's wholly-owned subsidiary, Republic New York Securities Corporation. From February 1990 to November 1992, Mr. Cohen was a private investor and an advisor to several industrial and financial companies. From 1983 to 1990, Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers. Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The American Express Company, The Federal Reserve Capital Market Advisory Board, The Depository Trust Company, Olivetti S.p.A., Ohio State University Foundation, The New York City Opera and Telecom Italia S.p.A. Mr. Cohen is currently a director of Presidential Life Corporation, Mount Sinai Hospital and Titan Corporation.

         Mr. Michael S. Immordino has been a director of the Company since September 2000. Mr. Immordino is a partner of the worldwide law firm of Latham & Watkins, based in its London office. Prior to joining Latham & Watkins, Mr. Immordino was a partner in the firm of Rogers & Wells.

         There are no family relationships among any of the Company's directors or executive officers.

         The Preferred Directors were designated for election to the Board of Directors by the holders of the Preferred Stock pursuant to their rights under the Certificate of Designations governing the Preferred Stock, which was filed with the Secretary of State of the State of Delaware on September 6, 2000, and a Stockholders' Agreement between the

Company and the holders dated September 6, 2000. The Certificate of Designations and the Stockholders' Agreement provide such holders with the right to designate and elect four members of the Board of Directors (or a lesser number in the event that their ownership level declines), and to have at least one of such directors serve on all committees of the Board. A voting agreement among the holders (except for Ramius Securities, LLC) dated September 6, 2000 gives Cirmatica Gaming, S.A., which purchased approximately 90% of the Preferred Stock, the right to designate the persons who will serve as the director designees, provided that, except under certain circumstances, Peter A. Cohen is one of the designees. The holders of the Preferred Stock have agreed under the Stockholders' Agreement to vote their shares in favor of the election of all ten of the nominees as directors of the Company at the Annual Meeting.

           THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE TEN NOMINEES.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors currently consists of A. Lorne Weil (Chairman), Larry J. Lawrence, Colin J. O'Brien, Eric M. Turner, Sir Brian G. Wolfson, Alan
J. Zakon, Antonio Belloni, Rosario Bifulco, Peter A. Cohen and Michael S. Immordino. The Board held a total of six meetings during fiscal 2001. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held while they were directors) and (ii) the total number of meetings held by all Committees of the Board on which they served (during the periods that they served).

         The Board of Directors has four Committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. The holders of the Preferred Stock have the right to have one of their director designees serve on each Committee of the Board.

         The Audit Committee of the Board currently consists of Larry J. Lawrence (Chairman), Rosario Bifulco, Colin J. O'Brien and Sir Brian G. Wolfson. The Audit Committee recommends engagement of the Company's independent accountants and is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent accountants, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent accountants, the scope of the audit, and the qualifications and independence of the auditors. The Audit Committee also oversees the Company's compliance program. The Audit Committee operates under a written charter adopted by the Board, a copy of which was included as Appendix A to last year's proxy statement. The report of the Audit Committee is set forth later in this Proxy Statement. The Committee held four meetings during fiscal 2001.

         The Compensation Committee of the Board currently consists of Alan J. Zakon (Chairman), Rosario Bifulco and Larry J. Lawrence. The Compensation Committee administers the Company's incentive compensation and stock option plans, and in doing so determines the eligibility of employees to participate in such plans and approves stock option and incentive compensation awards under the plans. The Committee approves the compensation of executives of the Company and makes recommendations to the Board with regard to the adoption of new employee benefit plans and new executive compensation plans. The report of the Compensation Committee is set forth later in this Proxy Statement. The Committee held four meetings during fiscal 2001.

         The Executive Committee of the Board currently consists of Alan J. Zakon (Chairman), Peter A. Cohen, Larry J. Lawrence and A. Lorne Weil. The Executive Committee is authorized to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company between regular meetings of the Board, subject to Delaware law. The Committee held three meetings during fiscal 2001.

         The Nominating Committee, which was established in September 2000, consists of A. Lorne Weil (Chairman), Antonio Belloni and Alan J. Zakon. No member of the Board or candidate for the Board may be proposed, nominated or elected (except pursuant to the Certificate of Designations governing the Preferred Stock or the Stockholders' Agreement) unless first approved by a majority vote of the Committee and thereafter approved by a majority vote of the Board. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating Committee held one meeting during fiscal 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Based solely on its review of the copies of the reports that the directors, officers and ten percent holders filed with the SEC and on the representations made by the Company's officers and directors, the Company believes that all filing requirements applicable to its officers, directors and ten percent holders were complied with during the two-month transition period ended December 31, 2000 and during fiscal 2001, except that Peter A. Cohen filed two late Forms 4 (with respect to the sale of shares held by Ramius Securities, LLC in December 2000 and the sale of shares held by the Peconic Fund Ltd. in February 2001) and Alan J. Zakon filed one late Form 4 (with respect to the cashless exercise of a warrant in December 2001).

SECURITY OWNERSHIP

         The following table sets forth certain information as of July 15, 2002 as to the security ownership of those persons known to us to be the beneficial owners of more than five percent of the outstanding shares of Class A Common Stock and the outstanding shares of Series A Convertible Preferred Stock, each of the Company's directors, each of the executive officers named in the Summary Compensation Table, and all of the Company's directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.


------------------------------------------------------------- ------------------------------- ---------------------------------
                                                                  SHARES OF COMMON STOCK       SHARES OF PREFERRED STOCK(16)
                                                              ---------------- -------------- ---------------- ----------------
         NAME                                                    NUMBER(1)      PERCENT(1)       NUMBER(1)       PERCENT(1)
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Cirmatica Gaming, S.A.......................................  24,195,806(2)       29.70 %     1,225,481(17)         97.56%
    (subsidiary of Lottomatica S.p.A.)
Rambla de Catalunya 16, 4E2a
Barcelona, Spain 08007
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Oaktree Capital Management, LLC.............................    3,900,000(3)      6.79%             -0-              -0-
333 South Grand Avenue
Los Angeles, CA  90071
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Olivetti International S.A..................................    1,310,568(4)      2.23%         66,839(18)          5.32%
   (subsidiary of Olivetti S.p.A.)
125 Avenue du X Septembre
Luxembourg
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
A. Lorne Weil...............................................    3,855,650(5)      6.49%             -0-              -0-
c/o Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York  10022
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Larry J. Lawrence...........................................    2,590,995(6)      4.45%             -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Peter A. Cohen .............................................    1,473,333(7)      2.53%         30,634(19)          2.44%
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Alan J. Zakon...............................................    1,283,230(8)      2.23%             -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Antonio Belloni.............................................        -0-             -0-             -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Rosario Bifulco.............................................        -0-             -0-             -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Michael S. Immordino                                               38,107(9)         *              -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Colin J. O'Brien ...........................................       48,107(9)         *              -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Eric M. Turner .............................................        -0-             -0-             -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Sir Brian G. Wolfson                                              223,107(10)        *              -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------

                                       6

------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
DeWayne E. Laird                                                  223,750(11)        *              -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Martin E. Schloss ..........................................      367,951(12)        *              -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
William J. Huntley .........................................      384,232(13)        *              -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
Clifford O. Bickell.........................................       80,750(14)        *              -0-              -0-
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------
All directors and executive officers as a group                10,569,212(15)    16.94%       30,634(19)            2.44%
(consisting of 14 persons)(5)(6)(7)(8)(9)(10)(11)(13)(14)
------------------------------------------------------------- ---------------- -------------- ---------------- ----------------

----------

 *    Represents less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Owners of options, warrants, the Preferred Stock or other convertible securities exercisable or convertible within 60 days of July 15, 2002 are deemed to be the beneficial owners of the securities which may be acquired. The percentage of outstanding securities reported reflects the assumption that only the person whose ownership is being reported has exercised or converted his options, warrants or Preferred Stock. Pursuant to the Certificate of Designations governing the Preferred Stock, each share of Preferred Stock is convertible into the number of shares of Common Stock calculated by dividing $100 (the liquidation preference) by the "conversion price" (as defined), which would have been $5.10 had the conversion occurred on July 15, 2002, and, as such, the number of shares reported in this table as issuable upon conversion of the Preferred Stock is based on such calculation. The "conversion price" is subject to upward adjustment to $5.56 and downward adjustment to $4.63, based on the performance of the Common Stock on the 30 trading days preceding the date of conversion.

(2) Includes (a) 6,769 shares and (b) 21,844,764 shares issuable upon conversion of Preferred Stock held by Cirmatica Gaming, S.A. ("Cirmatica"), representing 27.56% of the outstanding Common Stock. Also includes (a) 1,310,568 shares issuable upon conversion of Preferred Stock held by Olivetti International S.A. ("Olivetti") and (b) 160,000 shares and 873,705 shares issuable upon conversion of Preferred Stock held by The Oak Fund ("Oak"), all of which shares are subject to a voting agreement dated September 6, 2000 between Cirmatica, Olivetti and Oak (the "Voting Agreement"). Pursuant to the Voting Agreement, Cirmatica has the power to direct the voting of the shares held by Olivetti on all matters and to direct the voting of the shares held by Oak with respect to electing the persons who the holders of the Preferred Stock have the right to elect to the Board of Directors. Cirmatica is a wholly owned subsidiary of Lottomatica S.p.A., a publicly held Italian company, and De Agostini S.p.A., a privately held Italian company, is the majority stockholder of Lottomatica. Amendment No. 4 to the Schedule 13D jointly filed with the SEC by Cirmatica, Lottomatica, De Agostini, among others, on February 5, 2002 sets forth information as of such date with respect to the board of directors and executive officers of such entities.

(3) Based on a Schedule 13G filed with the SEC on May 20, 2002 by Oaktree Capital Management, LLC, a California limited liability company, in its capacities as the general partner of OCM Opportunities Fund, L.P., a Delaware limited partnership, and as investment manager of a third-party account. Amendment No. 6 to the Schedule 13D jointly filed with the SEC by Oaktree and the OCM Opportunities Fund on January 29, 2002 sets forth information as of such date with respect to the members and executive officers of such entities. Bruce A. Karsh and David Richard Masson, principals of Oaktree and portfolio managers of the Fund, share voting authority over the shares.

(4) Consists of 1,310,568 shares issuable upon conversion of Preferred Stock held by Olivetti. As described in footnote 2 above, Cirmatica has sole power to direct the voting of these securities.

(5)   Includes (a) 1,930,250 shares issuable upon exercise of stock options and
      (b) 28,691 shares issuable upon exercise of a warrant. Also includes (a) 108,445 shares and (b) 14,345 shares issuable upon exercise of a warrant held for Mr. Weil's deferred compensation account by a grantor trust established in connection with the Company's deferred compensation plan. Excludes 297,076 shares held by The Lorne Weil 1989 Trust, John Novogrod, Trustee, as to which Mr. Weil disclaims beneficial ownership.

(6)   Includes (a) 175,000 shares issuable upon exercise of a stock option and
      (b) 594,914 shares issuable upon exercise of a warrant.

(7) Includes 25,000 shares issuable upon exercise of a stock option held by Mr. Cohen. Also includes (a) 1,022,766 shares held by Ramius Securities, LLC ("Ramius Securities") (which holdings consist of (i) 172,100 shares,
      (ii) 600,666 shares issuable upon conversion of Preferred Stock and (iii) 250,000 of which shares are issuable upon exercise of a warrant) and (b) 412,460 shares held by third party accounts managed by Ramius Securities (124,900 of which shares are held for the accounts of Peter Cohen and members of his immediate family). Mr. Cohen is one of three managing members of C4S & Co., LLC, the sole managing member of Ramius Capital Group, LLC, which is the parent company of Ramius Securities. Accordingly, Mr. Cohen may be deemed to beneficially own all of the securities held by Ramius Securities and the third party accounts. Mr. Cohen disclaims beneficial ownership of such securities except 124,900 of the shares held by the third party accounts.

(8)   Includes 170,000 shares issuable upon exercise of stock options.

(9)   Includes 25,000 shares issuable upon exercise of stock options.

(10)  Includes 120,000 shares issuable upon exercise of stock options.

(11)  Includes 222,250 shares issuable upon exercise of stock options.

(12)  Includes 351,250 shares issuable upon exercise of stock options.

(13)  Includes 334,500 shares issuable upon exercise of stock options.

(14)  Consists of 80,750 shares issuable upon exercise of stock options.

(15) Includes (a) 3,459,000 shares issuable upon exercise of stock options, (b) 887,950 shares issuable upon exercise of warrants and (c) 600,666 shares issuable upon conversion of Preferred Stock.

(16) Pursuant to the Certificate of Designations governing the Preferred Stock, the holders of the Preferred Stock are entitled to vote along with the holders of Common Stock, on an `as-converted' basis, on all matters on which the holders of Common Stock are entitled to vote; and the holders of the Preferred Stock, voting separately as a class, are entitled to elect four directors (or a lesser number in the event that their ownership level declines).

(17) Includes 1,114,083 shares of Preferred Stock held by Cirmatica, representing 88.69% of the outstanding Preferred Stock. Also includes (a) 66,839 shares of Preferred held by Olivetti and (b) 44,559 shares of Preferred Stock held by Oak, all of which shares are subject to the Voting Agreement.

(18) Consists of 66,839 shares of Preferred Stock held by Olivetti. As described in footnote 2 above, Cirmatica has sole power to direct the voting of these securities.

(19) Solely for purposes of disclosure in this table with respect to ownership by directors, consists of 30,634 shares of Preferred Stock held by Ramius Securities. Mr. Cohen disclaims beneficial ownership of these securities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows the compensation awarded or paid by the Company for services rendered for the fiscal years ended October 31, 1999 and 2000, the two-month transition period ended December 31, 2000 (the "Stub Period"), and the fiscal year ended December 31, 2001 to the Chief Executive Officer and the individuals who, in fiscal 2001, were the other highest paid executive officers of the Company who received in excess of $100,000 in salary and bonuses in that year (collectively, the "Named Executive Officers").


------------------------------------------------------- --------------------------- ---------------------------- -----------------
                                                           ANNUAL COMPENSATION               LONG-TERM
                                                                                           COMPENSATION
--------------------------------------- --------------- ------------ -------------- -------------- -------------
                                                                                                    SECURITIES
                                                                                       RESTRICTED    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR         SALARY        BONUS(1)      STOCK AWARD     OPTIONS     COMPENSATION(3)
                                                            ($)           ($)             ($)          (#)              ($)
--------------------------------------- --------------- ------------ -------------- -------------- ------------- -----------------
A. Lorne Weil                                2001        $ 754,500      $ 754,500    $ 11,120(2)         261,000   $ 17,920 (4)
  President and                         Stub Period(5)     125,750        125,750          -----            ----         21
  Chief Executive Officer                   2000           536,000        736,000(6)       -----          70,000            (5)
                                            1999           481,888        481,888          -----       1,136,000     17,026 (7)
                                                                                                                     16,535 (8)
--------------------------------------- --------------- ------------ -------------- -------------- ------------- -----------------
DeWayne E. Laird                             2001          250,000        118,930          -----          40,000      9,265 (4)
  Vice President and                    Stub Period(5)      41,666        ----             -----           -----         21 (5)
  Chief Financial Officer                   2000           207,700        125,700(6)       -----          14,000      8,626 (7)
                                            1999           175,000            87,500       -----          60,000      8,135 (8)
--------------------------------------- --------------- ------------ -------------- -------------- ------------- -----------------
Martin E. Schloss                             2001         301,844        139,583       1,462(2)          46,000      9,418 (4)
  Vice President,                        Stub Period(5)     50,000       ----              -----            ----         21 (5)
  General Counsel and Secretary               2000         236,500        193,800(6)       -----          16,000      8,626 (7)
                                              1999         225,000        112,500          -----          32,000      8,135 (8)
--------------------------------------- --------------- ------------ -------------- -------------- ------------- -----------------
William J. Huntley                            2001         275,000        136,585         563(2)          96,000      6,093 (4)
  President, Systems                     Stub Period(5)     45,833           ----          -----            ----     60,056 (5)
  Division of Scientific Games                2000         213,000        106,300          -----         164,000      8,626 (7)
  International, Inc.                         1999         200,000         87,500          -----          29,000      8,135 (8)
--------------------------------------- --------------- ------------ -------------- -------------- ------------- -----------------
Cliff O. Bickell (9)                          2001         275,000         64,240          -----          42,000      6,093 (4)
  President, Printed Products            Stub Period(5)     45,833           ----          -----            ----        620 (5)
  Division of Scientific Games                2000          40,690(9)        ----          -----         150,000        620 (7)
  International, Inc.                        -----          -----          ----            -----            ----           ----
--------------------------------------- --------------- ------------ -------------- -------------- ------------- -----------------

-------------------

(1) See "Report of the Compensation Committee," which describes performance-based bonuses awarded under the Company's management incentive compensation program to the Named Executive Officers. Amounts indicated represent bonuses earned with respect to the fiscal year, which were paid or deferred (under the Company's deferred compensation plan) in the following year.

(2) The amounts reported as restricted stock awards were calculated by multiplying the number of units of the Company's Performance Accelerated Restricted Stock (or "PARS") granted on May 25, 2001 to the Named Executive Officer by $4.30, the closing price of the Company's Common Stock on the grant date. Messrs. Weil, Schloss and Huntley were granted 2,586, 340 and 131 units of PARS, respectively, in exchange for their consenting to extend the scheduled vesting date with respect to 25,859, 3,403 and 1,308 units of PARS, respectively, (representing 20% of the PARS granted to them in May 1995) from May 2001 until May 2003. As of December 31, 2001, Messrs Weil, Schloss and Huntley held a total of 131,884, 17,355 and 6,675 PARS, respectively, which, based on the closing price of $8.75 of the Company's Common Stock on December 31, 2001, had a value of $1,153,985, $151,856, and $58,406, respectively.

(3) In accordance with SEC rules, amounts related to personal benefits, including automobile allowances, have been omitted, since such amounts did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.

(4) The amounts indicated as All Other Compensation for fiscal 2001 consist of the following:

       (i) Employer contributions to the Company's defined contribution retirement plan for salaried employees: $8,500 for each of Messrs. Weil, Laird and Schloss, and $5,250 for each of Messrs. Huntley and Bickell.

       (ii)    Insurance premiums paid for individual life insurance coverage:
               Mr. Weil, $8,400.

       (iii)   Insurance premiums paid for group term life insurance coverage:
               Mr. Weil, $1,020; Mr. Laird, $765; Mr. Schloss, $918; Mr. Huntley, $843; and Mr. Bickell, $843.

(5) The amounts reported for the "Stub Period" are for the two-month transition period beginning November 1, 2000 and ended December 31, 2000. The amounts indicated as All Other Compensation for this period consist of the following: (i) insurance premiums paid for group term life insurance coverage: $21 for each of Messrs. Weil, Laird, Schloss and Huntley, and $620 for Mr. Bickell; and (ii) relocation expenses: Mr. Huntley, $60,035.

(6) Bonuses for fiscal 2000 consist of awards under the incentive compensation program and special bonuses in the following amounts which were awarded for extraordinary contributions in connection with the acquisition of Scientific Games and the related debt and equity financing transactions: Mr. Weil, $200,000; Mr. Laird, $25,000; and Mr. Schloss, $75,000.

(7) The amounts indicated as All Other Compensation for fiscal 2000 consist of the following:

       (i) Employer contributions to the Company's defined contribution retirement plan for salaried employees: $8,500 for each of Messrs. Weil, Laird, Schloss and Huntley.

       (ii)    Insurance premiums paid for individual life insurance coverage:
               Mr. Weil, $8,400.

       (iii)   Insurance premiums paid for group term life insurance coverage:
               $126 for each of Messrs. Weil, Laird, Schloss and Huntley, and $620 for Mr. Bickell.

(8) The amounts indicated as All Other Compensation for fiscal 1999 consist of the following:

       (i) Employer contributions to the Company's defined contribution retirement plan for salaried employees: $8,000 for each of Messrs. Weil, Laird, Schloss and Huntley.

       (ii)    Insurance premiums paid for individual life insurance coverage:
               Mr. Weil, $8,400.

       (iii)   Insurance premiums paid for group term life insurance coverage:
               $135 for each of Messrs. Weil, Laird, Schloss and Huntley.

(9) Mr. Bickell became an employee as of September 6, 2000 as a result of the Company's acquisition of Scientific Games International, Inc. Compensation paid by Scientific Games International, Inc. to Mr. Bickell prior to that date is not included in this schedule.

OPTION GRANTS IN FISCAL 2001

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. (No options were granted to such individuals during the two-month transition period ended December 31, 2000.)




                                     INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                          AT ASSUMED
                                    NUMBER OF       % OF TOTAL                                      ANNUAL RATES OF STOCK
                                   SECURITIES        OPTIONS                                          PRICE APPRECIATION
                                   UNDERLYING       GRANTED TO                                        FOR OPTION TERM(3)
                                     OPTIONS        EMPLOYEES     EXERCISE                     --------------------------------
                                   GRANTED(1)     IN FISCAL YEAR  PRICE(2)     EXPIRATION            5%            10%
NAME                                   (#)                         ($/SH)         DATE              ($)            ($)
A. Lorne Weil................        127,000(4)       6.29%        $ 2.95        12-31-10        $ 235,615       $ 597,096

DeWayne E. Laird.............         21,000(4)       1.04%          2.95        12-31-10           38,960          98,732

Martin E. Schloss............         25,000(4)       1.24%          2.95        12-31-10           46,381         117,539

William J. Huntley...........         23,000(4)       1.14%          2.95        12-31-10           42,671         108,135

Clifford O. Bickell..........         23,000(4)       1.14%          2.95        12-31-10           42,671         108,135

A. Lorne Weil................        134,000(5)       6.63%          7.10        12-13-11          598,330       1,516,287

DeWayne E. Laird.............         19,000(5)       0.94%          7.10        12-13-11           84,838         214,996

Martin E. Schloss............         21,000(5)       1.04%          7.10        12-13-11           93,768         237,627

                                       9


William J. Huntley...........         73,000(5)       3.61%          7.10        12-13-11          325,956         826,037

Clifford O. Bickell..........         19,000(5)       0.94%          7.10        12-13-11           84,838         214,996

 -------

(1) These options become exercisable in four equal installments, one-quarter of the total on each of the first, second, third and fourth anniversaries of the date of grant, or in full upon a change in control of the Company. In the event a holder's employment is terminated under certain circumstances, his option may become fully vested and exercisable pursuant to his agreement with the Company (see "Employee Agreements").

(2) These options entitle the holder to purchase shares of Common Stock at a price equal to the fair market value of the stock on the date of grant.

(3) The dollar amounts under these columns are based upon calculations using assumed rates of appreciation set by the SEC and are not intended to forecast possible future appreciation of the Company's stock price.

(4) These options were awarded as of January 1, 2001 under the Company's management incentive compensation program for fiscal year 2001.

(5) These options were awarded as of December 14, 2001 under the Company's management incentive compensation program for fiscal year 2002.

AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for the Named Executive Officers with respect to the exercise of stock options during the fiscal year ended December 31, 2001 and the year-end value of unexercised options. (None of such individuals exercised any options during the two-month transition period ended December 31, 2000.)

                                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                                               OPTIONS AT DEC. 31, 2001              DEC. 31, 2001(1)
                                SHARES                                    #                                 ($)
                             ACQUIRED ON        VALUE       ------------------------------------------------------------------
           NAME              EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
           ----              ------------    ------------    -----------    -------------     -----------     -------------
A. Lorne Weil...........           -0-             -0-          2,181,000         984,000        $13,212,875       $5,411,825
DeWayne E. Laird......             -0-             -0-            207,000          72,000          1,449,406          362,244
Martin E. Schloss......            -0-             -0-            331,250          75,750          2,152,500          368,150
William J. Huntley......          25,000          148,000         279,000         235,000          1,731,488        1,012,725
Clifford O. Bickell......          -0-             -0-             37,500         154,500            196,875          755,375

----------
(1) Amounts are based on the difference between the closing price of the Company's Common Stock on December 31, 2001 ($8.75) and the exercise price.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company adopted a Supplemental Executive Retirement Plan, or "SERP," as of September 2000, in order to provide supplemental retirement benefits for senior executives of the Company. The SERP provides for retirement benefits according to a formula based on each participant's years of service with the Company and average rate of compensation.

     Payments under the SERP will commence upon a participant's termination of employment with the Company after reaching the age of at least 55 and having at least 10 years of full-time employment with the Company. The annual retirement benefit will be an amount equal to 3% of the participant's average compensation for the three highest consecutive calendar years in the last ten years before termination of employment, multiplied by the participant's years of full-time employment with the Company up to a maximum of 15 years. Accordingly, the maximum annual payment under the SERP would be 45% of a participant's highest average annual compensation. A participant may receive a total of 15 annual payments in that amount, or may elect to receive the discounted present value of those 15 annual payments in equal installments over a period of 5 or 10 years or in a single lump sum. The date for payment of benefits may be accelerated in the event of a participant's death or total permanent disability, and certain additional provisions will apply in the event of a change of control of the Company. A participant whose highest average annual compensation is $500,000 and who is credited with at least 15 years of full-time employment with the Company would receive 15 annual payments of $225,000 under the SERP. If their highest average compensation were based on compensation through December 31, 2001, the Named Executive Officers who are participants in the SERP would be expected to receive annual retirement benefits for 15 years in the following estimated amounts assuming their retirement after at least 15 years of service with the Company: Mr. Weil, $575,000; Mr. Schloss, $183,000; Mr. Laird, $146,500; and Mr. Huntley, $154,500.
These amounts would be subject to an offset for Social Security benefits. Messrs. Weil, Schloss, Laird and Huntley have 11, 9, 5 and 28 years of credited service, respectively, under the SERP.

DEFERRED COMPENSATION PLAN

     During fiscal 1998, the Board adopted a non-qualified deferred compensation plan, and established a grantor trust to assist it in meeting its obligations under the plan. The deferred compensation plan, as amended, enables eligible employees to defer receipt of up to 100% of the bonus which may be payable under the Company's management incentive compensation program and, commencing as of July 1, 2002, up to 50% of their base salary. The plan also enables the Company's non-employee directors to defer receipt of up to 100% of the fees which may be payable for director services. Accounts are maintained for each of the participants, who elect to have their accounts mirror the performance of investment options that the Company may offer from time to time. It is intended that amounts deferred under the plan will not be subject to any federal and, in most cases, state and local income taxes until participants receive payment from the plan. Unless participants elect to extend a deferral period, deferrals and related earnings will be paid as soon as practicable following the end of the deferral period. Accounts may be distributed prior to that date if a participant leaves the Company, dies or becomes disabled, if there is a change in control, if the Company terminates the plan or, under extremely limited circumstances, in the event of an "unforeseeable emergency". As of December 31, 2001, none of the Company's directors or Named Executive Officers, other than Mr. Weil, was a participant in the plan. Mr. Weil elected to defer his entire fiscal 1998 bonus, a portion of his fiscal 2000 bonus and his entire fiscal 2001 bonus into the plan; such compensation is held in a self-directed deferred compensation account.

EMPLOYEE AGREEMENTS

     A. Lorne Weil. Mr. Weil serves as Chairman of the Board and Chief Executive Officer pursuant to an employment agreement dated as of November 1, 2000, which provides for an annual base salary of $750,000 (subject to increases on each January 1 to reflect increases in the Consumer Price Index for the Greater New York area), participation in the SERP, the opportunity to earn annually up to 100% of his base salary as incentive compensation pursuant to the terms of the Company's management incentive compensation program, and a term of employment ending December 31, 2004. The term of employment extends automatically for an additional year on December 31, 2004 and on each succeeding December 31 thereafter unless either party serves written notice upon the other party six months prior to the date upon which such extension would become effective. In the event Mr. Weil's employment is terminated by the Company without Cause (which includes the Company's election not to extend the term), or by Mr. Weil for Good Reason (which includes Mr. Weil's election not to extend the term due to the failure of the parties to agree to the terms of his continued employment), or by reason of Total Disability (as such capitalized terms are defined in Mr. Weil's employment agreement), Mr. Weil will be entitled to receive the following: (a) cash severance in a lump sum equal to three times the sum of his then current base salary and the higher of the average annual incentive compensation paid for the prior three years and the amount payable upon achievement of maximum performance targets for the year of termination; (b) a lump sum cash payment equal to the cash value of all payments and benefits to which Mr. Weil would have been entitled under the SERP upon termination, or if he had 15 years of service with the Company, whichever is greater (the "SERP Payment"); (c) a pro rata annual incentive amount for the year of termination;
(d) stock options will become fully vested and exercisable at the date of termination, and any options which were granted on or after November 1, 1997 (the effective date of his prior employment agreement) or, if previously granted, were not "in the money" on such effective date, will remain exercisable until the scheduled expiration date of such options; (e) full vesting and settlement of all deferred stock held at termination; (f) continued participation in certain employee benefit plans for a period of three years after termination other than due to Total Disability, in which case the period shall be until age 65, and if such plans do not allow continuation, receive payment in lieu of such benefits; and (g) a payment to Mr. Weil to fund any excise tax that may be imposed under Section 4999 of the Internal Revenue Code with respect to payments made in connection with a change in control, as well as an amount to fund any income taxes payable with respect to such payment by the Company. If Mr. Weil's employment terminates due to retirement or death, Mr. Weil will be entitled to receive the following: (a) the SERP Payment; (b) a pro rata annual incentive amount for the year of termination; (c) stock options will become fully vested and exercisable at the date of termination, and any options which were granted on or after November 1, 1997 (the effective date of his prior employment agreement) will be exercisable until the earlier of three years and the scheduled expiration date of such options; and (d) full vesting and settlement of all deferred stock held at termination.

     DeWayne E. Laird. By letter dated January 11, 2001, the Company entered into an agreement with Mr. Laird, the Company's Vice President and Chief Financial Officer, pursuant to which his annual base salary was increased to $250,000 (subject to annual increases in accordance with the Consumer Price Index for Philadelphia, Pennsylvania). The terms, which will be memorialized in a formal employment agreement, include participation in the SERP and a term of employment ending August 31, 2003. If Mr. Laird's employment is terminated without cause within two years of a Change in Control (as defined in the Change in Control Agreement discussed below), he will be entitled to receive, in lieu of any payment under said agreement, a cash payment in an amount equal to three times the sum of his annual base salary on the date of termination and the higher of the average incentive compensation paid to him for the three prior years, and the amount payable to him upon achievement of the target level of performance for the year of termination.

     Martin E. Schloss. By letter dated January 11, 2001, the Company entered into an agreement with Mr. Schloss, the Company's Vice President, General Counsel and Secretary, pursuant to which his annual base salary was increased to $300,000 (subject to annual increases in accordance with the Consumer Price Index for New York, New York). The terms, which will be memorialized in a formal employment agreement, include participation in the SERP and a term of employment ending August 31, 2003. If Mr. Schloss's employment is terminated without cause within two years of a Change in Control (as defined in the Change in Control Agreement discussed below), he will be entitled to receive, in lieu of any payment under said agreement, a cash payment in an amount equal to three times the sum of his annual base salary on the date of termination and the higher of the average incentive compensation paid to him for the three prior years, and the amount payable to him upon achievement of the target level of performance for the year of termination.

     Employment and Severance Benefits Agreements. As of September 6, 2000, Scientific Games International, Inc., a subsidiary of the Company, entered into an employment and severance benefits agreement with each of Messrs. William J. Huntley and Clifford O. Bickell, pursuant to which they serve as Systems Division President and Printed Products Division President, respectively, of Scientific Games International and its subsidiaries. Each agreement provides for an annual base salary of $275,000 (subject to annual increases in the percentage generally provided to the Company's executive officers), a transportation allowance of $16,000, a term of employment ending September 5, 2003, and an opportunity to receive an annual cash bonus and an annual grant of stock options in amounts commensurate with, and based on substantially the same criteria as, those awarded to executive officers of the Company. Such agreements also provide that if the executive's employment is terminated without cause or in the event of a constructive termination that occurs on or before the second anniversary of the agreement, he will be entitled to receive a sum each month for a period of two years after termination equal to one-twelfth of the highest annual rate of base salary plus bonus paid during the twenty-four month period preceding the date of termination; and if such a termination occurs during the third year of the agreement, he will be entitled to receive the aforesaid monthly severance payment for a period of one year. (Had such a termination occurred on or before September 5, 2001, the first anniversary of the agreement, he would have been entitled to receive the aforesaid monthly sum for a period of three years.) If such a termination occurs, the executive will also be entitled to receive a pro rata bonus for the year of termination and to continue participation in certain employee benefit plans for a period of time not to exceed the applicable period in which severance is being paid, and if such plans do not allow continuation and the Company is unable to obtain substantially similar benefits, he would be entitled to receive a payment in lieu of such benefits. If the executive's employment is terminated due to disability, he will be entitled to receive a pro rata bonus for the year of termination and to continue to receive all disability, life and medical insurance benefits for a period of twelve months as well as his base salary for such period (to the extent payments under the Company's disability plan do not cover 100% of base salary); and in the event of the executive's death, his beneficiary will be paid a lump sum payment equal to six months of base salary and a pro rata bonus for the year of termination.

     Change in Control Agreements. The Company entered into a Change in Control Agreement with each of Messrs. DeWayne E. Laird, Martin E. Schloss and William
J. Huntley as of November 1, 1997. Each of the Change in Control Agreements has a term ending on October 31, 2002, which extends automatically for an additional year on October 31, 2002 and on each succeeding October 31 thereafter unless either party serves written notice upon the other party six months prior to the date upon which such extension would become effective. Pursuant to the agreements, if the Company terminates the employment of any of these executives without Cause, or the executive terminates his employment for Good Reason, at the time of or within two years following a Change in Control (as such capitalized terms are defined in the agreements), such executive will be entitled to receive the following: (a) cash severance in a lump sum equal to two times the sum of his then current base salary and the higher of the average annual incentive compensation paid to him for the three prior years, and the amount payable to him upon achievement of the target level of performance for the year of termination; (b) a pro rata annual incentive amount for the year of termination;
(c) stock options will become fully vested and exercisable at the date of termination, and any options which were granted on or after November 1, 1997 (the effective date of the agreement) or, if previously granted, were not "in the money" on such effective date, will remain exercisable until the earlier of 36 months after termination and the scheduled expiration date of such options;
(d) full vesting and settlement of all deferred stock held at termination; and
(e) continue participation in certain employee benefit plans until the earliest of 18 months, the date equivalent benefits are provided by a subsequent employer, and age 65, and if such plans do not allow continuation, to receive payment in lieu of such benefits. The agreements also provide that if the executive's employment with the Company is terminated without Cause and he is not entitled to the severance described above, he will be entitled to receive a lump sum cash payment equal to his then current base salary.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive the following compensation:

     (1) an annual cash retainer of $30,000;

     (2) an additional annual cash retainer of $50,000 for members of the Executive Committee;

     (3) an additional annual cash retainer of $15,000 for Committee Chairmen;

     (4) meeting fees of $1,000 for each Board meeting attended in person and for each Committee meeting attended in person that is held on a day other than one on which a Board meeting is held (except for Executive Committee meetings, which carry no meeting fees); and $500 for each meeting attended by telephone conference call and for each Committee meeting attended in person if held on the same day as a Board meeting; and

     (5) an annual grant of restricted stock in an amount equal to the lesser of
         (x) 10,000 shares and (y) that number of shares having a value of $30,000 on the date of grant. The restrictions on these awards lapse in three equal installments, one-third of the total on each of the first, second and third anniversaries of the date of grant, or in full if the director ceases to serve as a director due to death, disability, retirement at or after the age of 65, the failure to be renominated or reelected, or in the event of a change in control.

     In addition, upon joining the Board directors are granted a stock option to purchase 50,000 shares at a price equal to the fair market value of the Company's Common Stock on the date of grant. Such options become exercisable in four equal installments, one-quarter of the total on each of the first, second, third and fourth anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant.

     Directors who serve on the Company's Compliance Committee also receive fees for attending meetings thereof at the rates described above for attending meetings held by Committees of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with our public offering of 14,375,000 shares of Common Stock in June 2002, we issued pro rata to the holders of the Series A Preferred Stock, a new series of preferred stock that has certain voting rights that, together with the voting rights of the Series A Preferred Stock, effectively reduce the aggregate ownership of Series A Preferred Stock (on an `as-converted' basis) that the holders are required to maintain in order to elect directors of the Company. The threshold for electing four directors was reduced from 25% to 22.5% and the threshold for electing three directors was reduced from 20% to 17.5%. The 10% and 5% thresholds for electing two directors and one director, respectively, remain in effect. The new series of preferred stock does not pay dividends and has a liquidation preference of no more than $2,000 in the aggregate. In addition, we agreed to permit Cirmatica Gaming, S.A., the holder of a majority of the Series A Preferred Stock, subject to certain limitations, to select a representative to attend all meetings of, and participate in discussions of matters brought to, both the Board of Directors and the Executive Committee of the Board of Directors.

     The Company is part of a consortium which includes Lottomatica S.p.A. (the parent company of Cirmatica Gaming, S.A.) that has been awarded a contract to be the exclusive operator for instant tickets in Italy. This award has been protested and is being reviewed in the Italian courts. If the award is ratified, we expect to enter into a contract, which initially would provide for the printing of tickets and the installation of a new centralized system, along with a full complement of cooperative services.

     Richard Weil, the brother of A. Lorne Weil, is Vice President of International Business Development for the Company. Richard Weil received a base salary of $225,000 and a bonus of $111,375 for fiscal 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Alan J. Zakon (Chairman), Rosario Bifulco and Larry J. Lawrence. Luciano La Noce, who resigned from the Board in June 2002, served on the Committee throughout fiscal 2001.

     None of the members of the Compensation Committee is or has been an officer or employee of the Company or a subsidiary of the Company or has had any relationship or transaction with the Company requiring disclosure under this item.

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board or Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Committee's responsibilities include approving awards under the Company's incentive compensation and stock option plans, approving the compensation of the Company's executives and making recommendations to the Board of Directors with regard to the adoption of new employee benefit plans and new executive compensation plans. The Committee is comprised of three members of the Board of Directors who are not officers or employees of the Company.

COMPENSATION COMPONENTS AND PHILOSOPHY

     The principal components of the Company's compensation program consist of base salaries, performance-based bonuses and stock options. The Company's compensation program is designed to provide executives with compensation that is competitive with other companies, reward executives based on Company and individual performance and to align management and stockholder interests by providing incentive compensation through stock option awards and performance-based bonuses.

     EXECUTIVE OFFICER COMPENSATION

     Base salaries for the Company's executives other than the Chief Executive Officer, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer and other senior managers and reviewed on an annual basis in conjunction with the Company's budget for the upcoming fiscal year, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the executive and the length of the executive's service.

     The Company's management incentive compensation program (the "MICP"), which was established in fiscal 1996, provides annual bonus opportunities for the Company's key executive personnel based on three criteria: (1) the Company's overall financial performance relative to the budget for a given fiscal year as approved by the Board of Directors, (2) the financial performance of individual business units of the Company for executives directly involved with the operation of those units, and (3) a qualitative assessment by the Committee of individual performance not directly measurable by financial results pursuant to recommendations made by the Chief Executive Officer and other senior managers in the Company. The purpose of the MICP is to reward employees who have made significant contributions to the Company's achievement of its objectives and to provide an incentive for further contributions. The financial performance of the Company and its business units is principally measured under the MICP by the attainment of "EBITDA" (Earnings

Before Interest, Taxes, Depreciation and Amortization) targets established for the year. If the financial performance targets are met or exceeded, participants will be eligible to receive year-end cash bonuses based on a percentage of their base salaries, subject to adjustment by the Committee after consideration of various objective and subjective factors. Potential payments under the MICP during fiscal 2001 ranged from 25% to 50% of base salary for participants other than the Chief Executive Officer, with each of Messrs. DeWayne E. Laird, Martin
E. Schloss, William J. Huntley and Clifford O. Bickell having the opportunity to earn a bonus in an amount equal to 50% of base salary. In awarding bonuses for fiscal 2001, the Company considered the achievement by the Company and its business units of financial performance targets as well as various strategic objectives during the fiscal year which significantly strengthened and expanded the Company's businesses, including the following:

     o The integration of Scientific Games Holdings Corp. and Autotote Corporation, which has enabled the Company to achieve substantial cost reduction and increased marketplace effectiveness.

     o The award of new instant ticket and/or Cooperative Service contracts in Italy, Norway, Ohio and South Carolina, as well as contract renewals or extensions in six US states.

     o The award of on-line lottery equipment or service contracts in South Carolina, Jamaica, Ontario and Atlantic Canada, together with the simultaneous start-up of the Maine and Iowa lotteries in July 2001.

     o The commercial launch of our business-to-business account wagering platform "Trackplay" that has been adopted by a number of leading operators in the US and abroad.

     o The re-signing of several pari-mutuel customers including Woodbine Entertainment and the Atlantic City Casinos, as well as the award of the Turf Paradise totalizator contract.

     o Successful restructuring of our pari-mutuel operations in Germany, France and the Netherlands resulting in significant profit improvements.

     While base salary and the annual incentive compensation components are tied to employee responsibility and the Company's financial performance and progress in achieving strategic goals, the purpose of stock option grants is to align stockholder and employee interests by providing a component of compensation tied directly to the performance of the Company's stock price. In January 2001, the Committee granted each of the Named Executive Officers and other participants in the MICP stock options to purchase the number of shares equal to approximately 50% of the maximum cash incentive award payable to such executive for fiscal 2001, divided by the fair market value of the Company's Common Stock on the date of grant.

     CEO COMPENSATION

     The Company and Mr. Weil entered into a new employment agreement as of November 1, 2000, which provides for an annual base salary of $750,000, a term of employment ending December 31, 2004 and participation in the SERP. Mr. Weil's employment agreement also provides him with the opportunity to earn annually up to 100% of his base salary as incentive compensation pursuant to the terms of the Company's MICP. Mr. Weil received his maximum incentive award for the fiscal year ended December 31, 2001 and for the two-month transition period ended December 31, 2000, as a result of the Company and Mr. Weil having achieved the financial and performance objectives referred to above. (For additional information relating to Mr. Weil's employment agreement, see "Employee Agreements".)

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company expects that the compensation paid to executive officers during fiscal 2001 will qualify for income tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, the Company has a general policy of awarding stock options to its executive officers only pursuant to plans that the Company believes will satisfy the requirements of Section 162(m).

                                              Compensation Committee

                                              Alan J. Zakon, Chairman
                                              Rosario Bifulco
                                              Larry J. Lawrence

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return over the sixty-two month period from October 31, 1996 through December 31, 2001 on
(a) the Company's Common Stock, (b) the Nasdaq National Market ("Nasdaq"), on which the Company's shares of Common Stock commenced trading as of January 29, 2002, having previously traded on the American Stock Exchange Market Value Index ("Amex"), (c) Amex and (d) a peer group index of companies that provide services similar to those of the Company, consisting of International Lottery and Totalisator Systems, Inc., Churchill Downs, Inc. and GTECH Holdings Corp. (the "Peer Group Index"). The Company elected to use a peer group index rather than a published industry or line-of-business index because the Company is not aware of any such published index of companies which, in terms of their businesses, are as comparable to the Company as those included in the peer group index. The peer group companies have been weighted based upon their relative market capitalization each year. The graph assumes that $100 was invested on October 31, 1996 in the Company's Common Stock, the Nasdaq, Amex and the Peer Group Index and that all dividends were reinvested. The Company changed its fiscal year-end from an October 31 year-end to a calendar year-end, beginning with the year ended December 31, 2001, so that the measurement period for the performance graph covers the fiscal years ended October 31, 1997, 1998, 1999 and 2000, the two-month transition period ended December 31, 2000 and the last completed fiscal year ended December 31, 2001.

              COMPARISON OF SIXTY-TWO MONTH CUMULATIVE TOTAL RETURN
  FOR THE PERIOD BEGINNING ON OCTOBER 31, 1996 AND ENDING ON DECEMBER 31, 2001




                                 [GRAPH OMITTED]





                                 10/96      10/97      10/98      10/99      10/00      12/00       12/01
-------------------------------------------------------------------------------------------------------------
Scientific Games Corporation    $100.00    $185.71    $123.81    $195.24    $236.19    $224.76     $666.67
Nasdaq                          $100.00    $131.59    $147.21    $248.85    $280.75    $204.81     $162.52
Amex                            $100.00    $123.72    $125.78    $156.22    $182.31    $169.94     $154.64
Peer Group Index                $100.00    $111.54     $92.17     $75.41     $69.57     $80.03     $146.02

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors currently consists of Larry
J. Lawrence (Chairman), Rosario Bifulco, Colin J. O'Brien and Sir Brian G. Wolfson. Messrs. Lawrence, O'Brien and Wolfson are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' ("NASD") listing standards. Mr. Bifulco, who was designated as a director by the holders of the Company's Preferred Stock, is employed by Lottomatica S.p.A., which may be deemed to be an affiliate of the Company by virtue of its ownership of Cirmatica Gaming S.A., our largest stockholder. In accordance with NASD Rule 4350(d)(2)(B), Mr. Bifulco was appointed to the Audit Committee upon the determination by the Board of Directors that his membership is in the best interests of the Company and its stockholders due to his experience in corporate finance.

     The Audit Committee's specific responsibilities are set forth in its charter, a copy of which was filed as Appendix A to the Proxy Statement for the 2001 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 28, 2001.

     As required by the charter, the Committee reviewed the Company's financial statements for the fiscal year ended December 31, 2001 and met with management and KPMG LLP, the independent accountants, to discuss the financial statements. The Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

     The Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP its independence from the Company. The Committee also considered whether the provision of non-audit services by KPMG LLP is compatible with its maintaining auditor independence.

     Based on these reviews and discussions and in reliance thereon, the Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                               Audit Committee

                                               Larry J. Lawrence, Chairman
                                               Rosario Bifulco
                                               Colin J. O'Brien
                                               Sir Brian G. Wolfson


FEES PAID TO KPMG LLP

     KPMG LLP billed the Company the following fees for professional services rendered in respect of the Company's fiscal year ended December 31, 2001:

     Audit Fees:                                                       $733,376
     Financial Information Systems Design and Implementation Fees:       - 0 -
     All Other Fees:                                                   $739,374

     The Audit Fees listed above were billed in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and the two-month transition period ended December 31, 2000, and the review of the financial statements included in the Company's Forms 10-Q for that fiscal year and the two-month transition period. The amount listed as All Other Fees consists of $346,639 billed for tax consulting services and $392,735 for audit-related services, which included accounting consultation and services related to the Company's filings with the Securities and Exchange Commission.

                                   PROPOSAL 2

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                   TO INCREASE THE AGGREGATE NUMBER OF SHARES
             OF CAPITAL STOCK AUTHORIZED TO BE ISSUED BY THE COMPANY
          FROM 102,000,000 SHARES (2,000,000 SHARES OF PREFERRED STOCK
          AND 100,000,000 SHARES OF COMMON STOCK) TO 202,000,000 SHARES
                    (2,000,000 SHARES OF PREFERRED STOCK AND
                       200,000,000 SHARES OF COMMON STOCK)


INTRODUCTION

     The Board of Directors has determined that it is advisable and in the best interests of the Company to increase the Company's authorized capital stock from 102,000,000 shares to 202,000,000 shares.

     The Company's Restated Certificate of Incorporation, as currently in effect (the "Certificate of Incorporation"), authorizes the Company to issue up to One Hundred Two Million (102,000,000) shares of capital stock: Two Million (2,000,000) shares of preferred stock (the "Preferred Stock"), par value $1.00 per share, including 1,600,000 authorized shares of Series A Convertible Preferred Stock and 2,000 authorized shares of Series B Preferred Stock; and One Hundred Million (100,000,000) shares of common stock (the "Common Stock"), including 99,300,000 authorized shares of Class A Common Stock, par value $.01 per share (the "Class A Common"), and 700,000 shares of Class B Nonvoting Common Stock, par value $.01 per share. The Board of Directors on July 25, 2002, adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of capital stock to Two Hundred Two Million (202,000,000) shares, of which Two Million (2,000,000) shares will be Preferred Stock and Two Hundred Million (200,000,000) shares will be Common Stock, including 199,300,000 shares of Class A Common Stock, subject to approval of the amendment by the Company's stockholders.

CURRENT USE OF SHARES

     As of August __, 2002, the Company has approximately _______________ shares of Common Stock outstanding, approximately ________________ shares reserved for conversion of the Company's Series A Convertible Preferred Stock, approximately ________________ shares reserved for exercise of the Company's warrants, and approximately ________________ shares reserved for issuance under the Company's stock option plans, of which, currently, approximately _________ shares are covered by outstanding options and approximately ______________ shares are available for grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately _____________ shares remaining available for other purposes.

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted resolutions setting forth (i) the proposed amendment to the first paragraph of Article Fourth of the Certificate of Incorporation (the "Amendment"); (ii) the advisability of the Amendment; and
(iii) a call for submission of the Amendment for approval by the Company's stockholders at the Annual Meeting.

     The following is the text of the first paragraph of Article Fourth of the Certificate of Incorporation, as proposed to be amended:

          "The total number of shares of all stock which the Corporation shall have authority to issues is 202,000,000), consisting of: (i) 199,300,000 shares of Class A Common Stock, par value of $.01 per share (herein called the "Class A Common Stock"); (ii) 700,000 shares of Class B Nonvoting Common Stock, par value $.01 per share (the "Class B Common Stock"); and (iii) 2,000,000 shares, $1.00 par value, as designated Preferred Stock. All cross references in each subdivision of this ARTICLE FOURTH refer to other paragraphs in such subdivision unless otherwise indicated."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     The Board of Directors believes it is in the Company's best interest to increase the number of shares of Common Stock that the Company is authorized to issue in order to provide flexibility to issue Common Stock for corporate action in the future, such as to adopt additional employee benefits plans or reserve additional shares for issuance under such plans and to make acquisitions through the use of stock. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future. The Board of Directors has no immediate plans, understandings, agreements, or commitments to issue any of the shares of additional Common Stock being authorized. The proposed increase would avoid repeated separate amendments to the Certificate of Incorporation and the delay and expense of holding special meetings of the stockholders to approve such amendments.

     No additional action or authorization by the Company's Common stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law, regulatory authorities or the rules of the Nasdaq National Market or any other stock exchange or national securities association trading system on which the Common Stock is may then be listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     Under the Certificate of Incorporation, only the holders of the Company's Series A Convertible Preferred Stock have preemptive rights with respect to the Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing holders of the Common Stock would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share and book value per shares and on the voting power of current holders of Common Stock.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock and Series A Convertible Preferred Stock entitled to vote, voting together as a single class on an `as-converted' basis, and the affirmative vote of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock entitled to vote, voting as a separate class, are required to approve the amendment to the Certificate of Incorporation to effect the proposed increase in our authorized shares.

                 THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL


                                   PROPOSAL 3

                  APPROVAL OF THE SCIENTIFIC GAMES CORPORATION
                      2002 EMPLOYEE STOCK PURCHASE PLAN AND
                THE RESERVATION OF SHARES FOR ISSUANCE THEREUNDER


     The Board of Directors adopted the Scientific Games Corporation 2002 Employee Stock Purchase Plan (the "ESPP") on April 25, 2002, and reserved One Million (1,000,0000) shares of the Company's Class A Common Stock ("Common Stock") for issuance under the ESPP, subject to stockholder approval.

     At the Annual Meeting, the Company's stockholders are being asked to approve the ESPP and the Board's reservation of shares of Common Stock under the ESPP for the purpose of qualifying such shares for special tax treatment under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

SUMMARY OF THE ESPP

     General. The purpose of the ESPP is to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase shares of the Company's Common Stock by means of voluntary, systematic payroll deductions. The Board of Directors believes that the ESPP will assist the Company in attracting and retaining employees and provide additional incentives for employees to contribute to the prosperity of the Company.

     Administration. The ESPP is administered by the Compensation Committee of the Board. The Compensation Committee has full power to interpret the ESPP and the decisions of the Compensation Committee are final and binding upon all participants. In the event the Compensation Committee is no longer responsible for administering the ESPP, the Board of Directors will be responsible for administering the ESPP.

     Participation in the Offering. During the term of the ESPP, offerings under the ESPP will begin on each January 1 and July 1 and extend for six months thereafter (an "Option Period"). If the ESPP is approved at the Annual Meeting, the Company anticipates implementing the first Option Period under the ESPP as of January 1, 2003. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed, for an Option Period, 15% of a participant's compensation for the two calendar quarters immediately preceding the first day of the Option Period and are also subject to the limitations discussed below. Each participant who has elected to participate is automatically granted an option to purchase shares of Common Stock as of the first day of the Option Period. The option is exercised on the last day of each Option Period to the extent of the payroll deductions accumulated during such Option Period, except that the option expires upon termination of employment if that occurs prior to the exercise date.

     Eligibility. An employee who has been employed by the Company (or a designated subsidiary of the Company) for at least one year, and has a customary work schedule of at least 20 hours per week, is eligible to participate in the ESPP. However, no employee is eligible to participate in the ESPP to the extent that, immediately after the grant, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company, and no employee's rights to purchase shares of Common Stock pursuant to the ESPP may accrue at a rate that exceeds $25,000 per calendar year. An eligible employee may become a participant in the ESPP by filing, prior to the beginning of the Option Period, a payroll deduction authorization form authorizing the Company to withhold automatically a percentage of his or her compensation during the Option Period. Once an employee becomes a participant for an Option Period, he or she will automatically remain a participant for succeeding Option Periods until he or she changes or revokes his or her payroll deduction authorization in writing or becomes ineligible to participate in the ESPP. As of August ___, 2002, approximately 1,350 of the Company's employees, including four executive officers, were eligible to participate in the ESPP.

     Purchase Price, Shares Purchased. The purchase price of the Common Stock issued pursuant to the exercise of an option under the ESPP will equal 85% of the fair market value of the Common Stock on (i) the first day of the Option Period, or (ii) the last day of the Option Period, whichever is less. On August ___, 2002, the closing price per share of the Company's Common Stock was $_____________ . The number of whole shares of Common Stock a participant purchases in each Option Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Option Period by the purchase price.

     Termination of Employment. Termination of a participant's employment for any reason, including death, immediately cancels his or her option and participation in the ESPP. In such event, the payroll deductions credited to the participant's account will be returned without interest to him or her or, in the case of death, to the person or persons entitled to those deductions and he or she will have no further rights under the ESPP.

     Adjustments Upon Changes in Capitalization, Merger or Sale of Assets. In the event that the Company's Common Stock is changed by reason of any stock split, stock dividend, combination, recapitalization or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate proportional adjustments may be made in the number of shares of stock subject to the ESPP, the number of shares of stock to be purchased pursuant to an option and the price per share of Common Stock covered by an option. Any such adjustment will be made by the Compensation Committee, whose determination will be conclusive and binding.

     Amendment and Termination of the ESPP. The Board may terminate or amend the ESPP at any time, except that it may not increase the number of shares subject to the ESPP other than as described in the ESPP. The ESPP will continue until all stock reserved for purposes of the ESPP has been purchased, unless otherwise terminated earlier by the Board.

     Withdrawal. A participant may withdraw from the ESPP at any time during an Option Period by giving written notice to the Company of his or her election to withdraw. Upon such withdrawal, the participant shall cease to be a participant, such option shall be deemed cancelled in its entirety, and the balance in his or her withholding account will be returned to him or her as soon as practicable.

     New Plan Benefits. Because benefits under the ESPP will depend upon employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the shareholders. Non-employee directors are not eligible to participate in the ESPP.

FEDERAL INCOME TAX CONSEQUENCES

     If the Company's shareholders approve this proposal, the ESPP, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon a sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable Option Period and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Option Period. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above. In all other cases, no deduction is allowed to the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION ON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES ARISING IN THE CONTEXT OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT'S INCOME OR GAIN MAY BE TAXABLE.

INCORPORATION BY REFERENCE

     The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the votes cast is required to approve the Scientific Games Corporation 2002 Employee Stock Purchase Plan.

                 THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL


                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about the Company's Common Stock that may be issued upon exercise of options or other stock rights under all of the Company's existing compensation plans as of December 31, 2001.

--------------------------------------------------------------------------------------------------------------------
                                                   (a)                     (b)                       (c)

                                                 NUMBER OF
                                               SECURITIES                                   NUMBER OF SECURITIES
                                            TO BE ISSUED UPON       FOR FUTURE ISSUANCE      REMAINING AVAILABLE
                                               EXERCISE OF      WEIGHTED-AVERAGE EXERCISE       UNDER EQUITY
              PLAN CATEGORY                    OUTSTANDING         PRICE OF OUTSTANDING     COMPENSATION PLANS
                                                OPTIONS,                OPTIONS,            (EXCLUDING SECURITIES
                                           WARRANTS AND RIGHTS     WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a)
--------------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS APPROVED BY            5,178,676                     $3.17                2,200,183
SECURITY HOLDERS
--------------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS NOT APPROVED           6,835,176                     $2.79                   43,113
BY SECURITY HOLDERS
--------------------------------------------------------------------------------------------------------------------
Total:                                          12,013,852                     $2.95                2,243,296
--------------------------------------------------------------------------------------------------------------------

     As of December 31, 2001, the equity compensation plans of the Company not submitted for stockholder approval consisted of certain stock options granted in 1992 and 1993, warrants issued in 1991, 1992, 1995 and 2000, and the Company's 1995 Equity Incentive Plan, which was originally adopted by the Board of Directors in May 1995.

     Stock Options Granted in 1992 and 1993. The Company granted stock options to members of management pursuant to arrangements approved by the Board of Directors in 1992 and 1993. The options permit the holders to purchase an aggregate of 1,215,000 shares of Common Stock at exercise prices ranging between $2.34 and $13.50 per share, and each such option is scheduled to expire on the tenth anniversary of its date of grant.

     Warrants Issued in 1991. The Company issued warrants in October 1991 to holders of the Company's subordinated debentures outstanding as of such date in connection with an amendment to the debentures. The warrants, as amended in November 1998, permit the holders to purchase an aggregate of 1,805,707 shares of Common Stock at an exercise price of $1.6875 per share and are scheduled to expire in October 2002.

     Warrants Issued in 1992. The Company issued warrants in October 1992 to lenders of the Company in connection with an amendment to a credit agreement. The warrants permit the holders to purchase an aggregate of 146,793 shares of Class B Common Stock at an exercise price of $3.83 per share and are scheduled to expire in October 2003.

     Warrants Issued in 1995. The Company issued warrants in September 1995 to lenders of the Company in connection with an amendment to a credit agreement. The warrants, as amended in April 2000, permit the holders to purchase an aggregate of 43,036 shares of Common Stock at an exercise price of $3.32 per share and are scheduled to expire in April 2003.

     Warrant Issued in 2000. The Company issued a warrant in October 2000 to a financial advisor for services related to the acquisition of Scientific Games Holdings Corp. The warrant permits the holder to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $3.58 per share and is scheduled to expire in October 2004.

     The 1995 Equity Incentive Plan. The Company's 1995 Equity Incentive Plan, as amended (the "1995 Plan"), authorizes grants of non-qualified stock options, deferred stock and other stock-related awards to employees who are not executive officers or directors of the Company. As of December 31, 2001, 3,374,640 shares were subject to outstanding awards under the 1995 Plan and 43,113 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type and number of awards to be granted and the number of shares of Common Stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Committee's practice has been to award stock options which vest in four annual installments (one-quarter of the total on each of the first, second, third and fourth anniversaries of the grant date), have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and expire on the tenth anniversary of the date of grant. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the event of a consolidation or merger of the Company or a sale of substantially all of the Company's assets. The Board may amend or terminate the 1995 Plan without stockholder approval, but no amendment or termination of the 1995 Plan may adversely affect any award previously granted under the 1995 Plan without the consent of the holder. Unless earlier terminated by the Board, the 1995 Plan will terminate at such time as no shares remain available for issuance under the 1995 Plan and the Company has no further rights or obligations with respect to outstanding awards under the 1995 Plan.


                                   PROPOSAL 4

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has appointed KPMG LLP as independent accountants for the Company to examine the Company's financial statements for the current fiscal year ending December 31, 2002 and recommends that the stockholders of the Company ratify that appointment. KPMG LLP has served as the Company's independent accountants for all fiscal years since 1982. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     The persons named on the enclosed proxy card intend to vote each proxy for ratification of the appointment of KPMG LLP unless such proxy specifies otherwise. If the appointment is not ratified by stockholders, the Board is not obligated to appoint other independent accountants, but the Board will give consideration to such unfavorable vote.

                 THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL


                                  OTHER MATTERS

     The Company is not aware of any matter other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies in person or by telephone or telegram. The Company also has retained D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $4,000 plus reimbursement of reasonable out-of-pocket costs and expenses.


                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a stockholder wants to submit a proposal for inclusion in the Company's proxy materials for the next annual meeting of stockholders, it must be received at the Company's principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary, not later than April __, 2003. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, that permit them to prove the date of delivery.

     If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under Exchange Act, the Company must receive notice of such proposal at the address given above by June __, 2003, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and the Company's proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in its proxy materials.

     The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice under Item 5 in the Company's earliest possible quarterly report on Form 10-Q, or if that is impracticable, by any means reasonably calculated to inform the stockholders.

     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                   By Order of the Board of Directors
                                   MARTIN E. SCHLOSS
                                   Vice President, General Counsel and Secretary

Dated:  August __, 2002

                                                                      APPENDIX A


                          SCIENTIFIC GAMES CORPORATION

                        2002 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.        PURPOSE OF PLAN

(a) The purpose of the Scientific Games Corporation 2002 Employee Stock Purchase Plan is to provide Eligible Employees with the opportunity to purchase Common Stock of the Company by means of voluntary, systematic payroll deductions and thereby acquire an interest in the future of the Company.

(b) It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to comply in all respects with the requirements of the Code applicable to employee stock purchase plans.

SECTION 2.        DEFINITIONS

         "Board of Directors" means the Board of Directors of Scientific Games Corporation.

         "Closing Price" of the Stock means, on any business day, the last sale price for a share of such Stock as reported on the principal market on which the Stock is traded.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board of Directors or a committee duly authorized by the Board of Directors to administer the Plan.

         "Company" means Scientific Games Corporation.

         "Compensation" means the Participant's base wages, salary, bonuses, and commissions and shall include (and all calculations based upon the Participant's Compensation shall include) all amounts that would be included in the Participant's taxable income but for the fact that such amount was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code or deferred pursuant to a non-qualified deferred compensation plan, in each case, to the full extent permitted by law and applicable regulations, if any.

         "Eligible Employee" means an employee of the Company or a Subsidiary who meets the eligibility requirements set forth in Section 5 hereof.

         "Option Period" means each of the periods pursuant to Section 6 of this Plan during which this Plan remains in effect.

         "Options" shall mean a right to purchase shares of Stock pursuant to this Plan.

         "Participant" shall have the meaning set forth in Section 6 of this Plan.

         "Plan" means this 2002 Employee Stock Purchase Plan.

         "Specified Percentage" shall have the meaning set forth in Section 7(a) of this Plan.

         "Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

         "Subsidiary" means a "subsidiary corporation" as defined in Section 424(f) of the Code that the Board of Directors has designated as a subsidiary whose employees are, subject to the specific requirements of the Plan, eligible to participate in the Plan.

SECTION 3.        ADMINISTRATION OF PLAN

The Plan shall be administered by the Committee. The Committee shall have the right to determine all questions regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable with respect to the Plan. The Committee's decisions will be final and binding. At the request of the Committee, the Company may appoint a "Plan Administrator" to carry out the ministerial functions necessary to implement the decisions and actions of the Committee with respect to any offering under the Plan.

SECTION 4.        STOCK

Under the Plan, there is available an aggregate of 1,000,000 shares of Stock (subject to adjustment as provided in Section 17) for sale pursuant to the exercise of Options granted under the Plan to Eligible Employees. The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine. With respect to the offering applicable to an Option Period, the Committee will specify the number of shares to be made available and such other terms and conditions not inconsistent with the Plan as may, in the opinion of the Committee, be necessary or appropriate; provided, however, that absent action by the Committee, the maximum number of shares then available for purchase under the Plan shall be offered in each Option Period. All shares included in any offering under the Plan in excess of the total number of shares for which Options are granted hereunder and all shares with respect to which Options granted hereunder which are not exercised or are cancelled or deemed to be cancelled as provided herein shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

SECTION 5.        ELIGIBLE EMPLOYEES

(a) Except as otherwise provided below, each individual who is an employee of the Company or a Subsidiary, who has a customary working schedule of at least twenty (20) hours per week, and who has been an employee of the Company or a Subsidiary for at least one year will be eligible to participate in the Plan.

(b) Any employee who, immediately after the grant of an Option, would own or be considered to own (in accordance with the provisions of Sections 423 and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company will not be eligible to receive an Option pursuant to the Plan.

(c) The Plan will be operated in compliance with the limitations on purchases of stock contained in Section 423(b)(8) of the Code.

SECTION 6.        OPTION PERIODS; METHOD OF PARTICIPATION

(a) Unless the Board of Directors determines otherwise, an offering of shares under the Plan shall be made with respect to each Option Period during which the Plan remains in effect. Each Option Period shall be of six-months duration. Each Option Period shall commence on either January 1 or July 1 of the calendar year.

(b) Each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan by executing and delivering, within a reasonable time frame prior to the first day of the Option Period as specified by the Committee, a payroll deduction authorization form in accordance with Section 7. Such employee will thereby become a participant ("Participant") in the Plan for that Option Period and each subsequent Option Period unless he or she withdraws from participation in the Plan in accordance with Section 12.

SECTION 7.        PAYROLL DEDUCTION AMOUNTS AND PROCEDURES

(a) The payroll deduction authorization form completed by the Participant will request withholding by means of payroll deductions from Compensation payable during the applicable Option Period at a rate, expressed as a whole percentage, of not less than 1%, except as provided in Section 7(b), nor more than 15% of his or her Compensation for the two calendar quarters immediately preceding the first day of such Option Period (the "Specified Percentage"). The amount equal to the Specified Percentage of the Participant's Compensation for the two preceding calendar quarters will be withheld from the Participant's Compensation in installments over the term of the Option Period (one installment each pay period during the Option Period, with the installments to be as nearly equal as is practicable, subject to adjustment resulting from a change in the Specified Percentage as permitted in Section 7(b) below). Such withheld amounts will be credited to a withholding account for the Participant. The Participant's payroll deduction authorization will remain in effect until amended in writing by the Participant in accordance with Section 7(b) or Section 7(c), or until the Participant withdraws from the Plan in accordance with Section 12.

(b) As of the April 1 or October 1 which marks the first day of the second three months of any Option Period, a Participant may, subject to the provisions set forth elsewhere in this Plan, elect either to increase or decrease by one or more whole percentages (including a reduction to zero) the Specified Percentage of his or her payroll deductions by delivering written notice to the Company of such election within a reasonable time period before such April 1 or October 1 date, as applicable, as specified by the Committee; provided, however, that an increase in the Specified Percentage will not increase the maximum number of shares for which the Participant may exercise the Option granted for such Option Period as determined under Section 7 of this Plan. Such increase or decrease in the Specified Percentage will take place as of the applicable date or as soon thereafter as practicable, as determined by the Company. A reduction in future payroll deductions to zero will not be treated as an election to withdraw from the Plan for the current Option Period unless the Participant affirmatively elects to withdraw in writing as provided by Section 12(a) of this Plan; however, a reduction to zero will be treated as an election by the Participant to withdraw from the Plan with respect to subsequent Option Periods.

(c) A Participant may increase or reduce (but not below 1%) the Specified Percentage of his or her payroll deduction authorization for a future Option Period by written notice delivered to the Company, within a reasonable time period specified by the Committee, prior to the first day of the Option Period as to which the change is to be effective.

SECTION 8.        GRANT OF OPTIONS

Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Option Period. Such Option will be for the number of whole shares of Stock to be determined by dividing (i) an amount equal to 15% of such Participant's Compensation for the two calendar quarters immediately preceding the first day of the Option Period by (ii) 85% of the fair market value of a share of the Stock as of the first day of the Option Period and disregarding any fractional interest.

In the event the total maximum number of shares for which Options would otherwise be granted in accordance with this Section 8 under any offering hereunder exceeds the number of shares offered or available under the Plan, the Company shall reduce the maximum number of shares for which Participants may be granted Options to allot the shares available in such manner as it shall determine, but generally pro rata, and shall grant Options to purchase only for such reduced number of shares. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly (without regard to the otherwise applicable minimum contributions) and the Company shall give written notice of such reduction to each Participant affected thereby.

Notwithstanding the foregoing, no Participant may be granted an Option to purchase shares under the Plan which permits his or her right to purchase Stock under the Plan and all other stock option plans of the Company pursuant to
Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such Stock (determined as of the first day of the applicable Option Period).

SECTION 9.        PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option, or (b) the time at which the Option is deemed exercised, whichever is less. Unless the Board of Directors determines otherwise in good faith, fair market value on any given day will mean the Closing Price of the Stock on such day (or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price). A good faith determination by the Board of Directors as to fair market value shall be final and binding. The purchase price for shares purchased pursuant to the Plan will be payable only by means of payroll deductions as provided herein.

SECTION 10.       EXERCISE OF OPTIONS

(a) Each employee who is a Participant in the Plan on the last day of an Option Period will be deemed on such day to have exercised, to the extent of such Participant's withholding, the Option granted to him or her for that Option Period. The exercise shall be for the purchase of the maximum number of whole shares of Stock subject to the Option which can be purchased with the entire withholding amount in the Participant's account, but not to exceed the number of shares determined under Section 8. In the event that the amount of the Participant's withholding is in excess of the total purchase price of the Stock so issued, the balance of the account shall be returned to the Participant, provided, that if such excess amount is less than the purchase price of one share of Stock, such excess amount shall be retained by the Company in the Participant's withholding account and shall be available for application toward the purchase price of shares of Stock in a subsequent Option Period. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant.

(b) As promptly as practicable after the end of the Option Period, the Company will deliver the shares purchased upon exercise of the Option to a brokerage firm, as may be designated by the Committee from time to time, which will hold shares in individual accounts established for the benefit of each Participant. The brokerage account may be in the name of the Participant or, if such Participant so indicates on the appropriate form, in the Participant's name jointly with another person, with right of survivorship.

(c) Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares of Stock, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 11.       USE OF FUNDS; NO FRACTIONAL SHARE INTERESTS

(a) All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions; provided, however, that the Company may elect, at its sole discretion, to segregate such payroll deductions for the benefit of Participants. Until paid over to the applicable Participant or used to purchase shares of Stock as provided hereunder, the amount of each Participant's payroll deductions in connection with any applicable offering shall represent an indebtedness of the Company to such Participant.

(b) No interest will be payable on withholding accounts; provided, however, that the Company may elect, at its sole discretion, to pay interest on such withholding accounts on a non-discriminatory basis at a market rate of interest calculated pursuant to procedures established by the Company, all as determined in good faith by the Committee in its sole discretion.

(c) No fractional shares or fractional share interests will be issued or credited to a Participant's account under this Plan.

SECTION 12.       WITHDRAWAL AND CANCELLATION

(a) A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 10 withdraw from participation in the Plan by written notice delivered to the Company. Upon such withdrawal, the Participant shall cease to be a Participant, such Option shall be deemed cancelled in its entirety, and the balance in his or her withholding account will be returned to him or her as soon as practicable.

(b) If a Participant reduces to zero his or her future payroll deductions with respect to the then current Option Period pursuant to Section 7(b), the Participant shall continue to be a Participant for such Option Period unless the Participant elects by notice in writing to the Company to withdraw from participation in the Plan as provided in
         Section 12(a). The Participant's reduction to zero, however, will be treated as an election by the Participant to withdraw from the Plan with respect to subsequent Option Periods.

(c) Any Participant who withdraws from participation in the Plan as provided herein may, as of the beginning of a subsequent Option Period, again become a Participant in accordance with Section 6 of this Plan.

(d) If Participant's payroll deduction terminates for any reason not otherwise provided for in this Section 12, Participant will be deemed to have withdrawn from participation in the Plan and his or her Options shall be cancelled in their entirety, and the balance in his or her withholding account will be returned to him or her as soon as practicable.

SECTION 13.       TERMINATION OF EMPLOYMENT

Subject to Section 14, upon the termination of a Participant's service with the Company or a Subsidiary for any reason, such person will cease to be a Participant, and any Option held by such Participant under the Plan will be deemed cancelled, the balance of his or her withholding account will be returned to him or her, and such person will have no further rights under the Plan.

SECTION 14.       DESIGNATION OF BENEFICIARY; DEATH OF PARTICIPANT

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Stock and cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him or her of any such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the actual knowledge of the Company) the Company shall deliver such shares and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

(b) In the event of the death of a Participant, any Option held by the Participant at such time shall be deemed to be immediately canceled and any cash and/or Stock credited to the Participant under the Plan will be delivered to his or her designated beneficiary or, in the absence of a living designated beneficiary, his or her estate as soon as practicable after the end of the current Option Period.

SECTION 15.       PARTICIPANT'S RIGHTS NOT TRANSFERABLE

All Participants will have the same rights and privileges under the Plan; provided, that the use of Compensation

(which varies among Eligible Employees) as the basis for determining the number of shares for which an Eligible Employee electing to participate in an offering under the Plan may be granted an Option shall not be construed to create a difference in such rights and privileges so long as each Eligible Employee has the right to elect the same percentage of his Compensation as a payroll deduction under Section 7. Each Participant's rights and privileges under any Option may be exercisable during the Participant's lifetime only by him or her, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by such Participant may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.


SECTION 16.       EMPLOYMENT RIGHTS AND STOCKHOLDER RIGHTS

(a) Nothing contained in the provisions of the Plan will be construed to give to any employee the right to be retained in the employ of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary to discharge any employee at any time. The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation to the Participant.

(b) An Eligible Employee shall have no rights as a stockholder with respect to shares subject to an Option issued hereunder until such Option has been exercised and shares issued in accordance with the terms of the Plan.

SECTION 17.       CHANGE IN CAPITALIZATION

In the event of any change in the outstanding Stock of the Company by reason of a stock dividend, spin-off, recapitalization, merger, consolidation, reorganization, or other capital change, after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted in the manner determined by the Committee, in its sole discretion.

SECTION 18.       AMENDMENT AND TERMINATION OF PLAN

(a) The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by proper action of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 17 of this Plan) or to the employees (or class of employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders of the Company within twelve months of its adoption; and provided further, that no such amendment shall make any change in any Option theretofore granted which would adversely affect the rights of any Participant without the express written consent of such Participant

(b) The Plan shall terminate: (i) automatically when all the Stock reserved for the purposes of the Plan has been purchased or (ii) as of the conclusion of any Option Period, as the Board, acting in its sole discretion prior to the last day of such Option Period, shall specify.

SECTION 19.       GOVERNMENTAL APPROVALS OR CONSENTS

The Board of Directors may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

SECTION 20.       COSTS AND EXPENSES

No brokerage commissions or fees shall be charged by the Company in connection with the purchase of shares of

Stock by Participants under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company.

SECTION 21.       APPROVAL OF SHAREHOLDERS

The Plan is subject to the approval of the shareholders of the Company, which approval must be secured within twelve (12) months after the date the Plan is adopted by the Board of Directors.


IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf the ____ day of __________, 2002.


                                           SCIENTIFIC GAMES CORPORATION


                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------

--------------------------------------------------------------------------------
PROXY

                          SCIENTIFIC GAMES CORPORATION
           750 LEXINGTON AVENUE, 25TH FLOOR, NEW YORK, NEW YORK 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 10, 2002

The undersigned hereby appoints Martin E.Schloss and DeWayne E.Laird,or either of them,as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at the Metropolitan Club,1 East 60th Street,New York,New York at 10:00 a.m.,on Tuesday, September 10,2002,and at any adjournments or postponements thereof,in accordance with the instructions set forth on this proxy card,and in their discretion,with respect to all other matters that may properly come before the meeting.Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                         (To be Signed on Reverse Side)
--------------------------------------------------------------------------------

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          SCIENTIFIC GAMES CORPORATION

                               SEPTEMBER 10, 2002


                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                            WITHHOLD
                        FOR ALL             AUTHORITY
                        NOMINEES        from all nominees

1.  Election of
    Directors:            [ ]                 [ ]

Nominees:  A. Lorne Weil
           Larry J. Lawrence
           Colin J. O'Brien
           Eric M. Turner
           Sir Brian G. Wolfson
           Alan J. Zakon

INSTRUCTION: To withhold authority to vote for any individual nominee(s), place an "X" in the left box "FOR ALL NOMINEES" and write the name(s) of any such nominee(s) in the space provided below:

-----------------------------------------------------------


                                        FOR          AGAINST           ABSTAIN

2.  Approval of Amendment to the
    Company's Restated Certificate      [ ]             [ ]               [ ]
    of Incorporation.

3.  Approval of Adoption of the
    Company's 2002 Employee Stock       [ ]             [ ]               [ ]
    Purchase Plan.

4.  Ratification of KPMG LLP as
    independent accountants of the      [ ]             [ ]               [ ]
    Company for the fiscal year
    ending December 31, 2002.

5. On such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 2, 3 AND 4, AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Please check if you plan to attend the meeting.  [ ]

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                             DATED           , 2002
            ---------------------------------------------     -----------

SIGNATURE(S)                                             DATED           , 2002
            ---------------------------------------------     -----------

NOTE: Please sign exactly as your name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

--------------------------------------------------------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS OF

                          SCIENTIFIC GAMES CORPORATION

                               SEPTEMBER 10, 2002

Co. #                                                 Acct. #
     --------------------                                    -------------------

                          ---------------------------
                           PROXY VOTING INSTRUCTIONS
                          ---------------------------

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------
PLEASE ACCESS THE WEB PAGE AT WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.


                              ---------------------------------
YOUR CONTROL NUMBER IS ---->
                              ---------------------------------


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.


                                                                WITHHOLD
                                    FOR ALL                    AUTHORITY
                                    NOMINEES                from all nominees
1.  Election of
    Directors:                        [ ]                          [ ]

Nominees:   A. Lorne Weil
            Larry J. Lawrence
            Colin J. O'Brien
            Eric M. Turner
            Sir Brian G. Wolfson
            Alan J. Zakon


INSTRUCTION: To withhold authority to vote for any individual nominee(s), place an "X" in the left box FOR ALL NOMINEES and write the name(s) of any such nominee(s) in the space provided below:

                                        FOR          AGAINST          ABSTAIN

2.  Approval of Amendment to
    the Company's Restated              [ ]            [ ]               [ ]
    Certificate of Incorporation.

3.  Approval of Adoption of the
    Company's 2002 Employee Stock       [ ]            [ ]               [ ]
    Purchase Plan.

4.  Ratification of KPMG LLP as
    independent accountants of the      [ ]            [ ]               [ ]
    Company for the fiscal year
    ending December 31, 2002.

5. On such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 2, 3 AND 4, AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Please check if you plan to attend the meeting. [ ]

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                             DATED           , 2002
            ---------------------------------------------     -----------

SIGNATURE(S)                                             DATED           , 2002
            ---------------------------------------------     -----------

NOTE: Please sign exactly as your name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

--------------------------------------------------------------------------------

                                                                 PREFERRED STOCK
                                                                 ---------------



                          SCIENTIFIC GAMES CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 10, 2002


         The undersigned hereby appoints Martin E. Schloss and DeWayne E. Laird, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of Series A Convertible Preferred Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at the Metropolitan Club, 1 East 60th Street, New York, New York at 10:00 a.m., on Tuesday, September 10, 2002, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. The undersigned authorizes and instructs said Proxies or their substitutes to vote as indicated below.


TO VOTE, MARK BOXES BELOW.


1.   ELECTION OF DIRECTORS:  To elect the following nominees to the Board of
     Directors:

                              Antonio Belloni
                              Rosario Bifulco
                              Peter A. Cohen
                              Michael S. Immordino
                              A. Lorne Weil
                              Larry J. Lawrence
                              Colin J. O'Brien
                              Eric M. Turner
                              Sir Brian G. Wolfson
                              Alan J. Zakon

             FOR ALL                                   WITHHOLD AUTHORITY
             NOMINEES                                  from all Nominees
               [ ]                                          [ ]

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the box above "FOR ALL NOMINEES" and write the name(s) of any such nominee(s) in the space provided below:


   --------------------------------------------------------------------------



2. AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION: To approve the amendment to the Company's Restated Certificate of Incorporation:

               FOR                 AGAINST             ABSTAIN
               [ ]                   [ ]                 [ ]


            (Continued and to be signed and dated on the other side.)

3. ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN: To approve the adoption of the Company's 2002 Employee Stock Purchase Plan:

               FOR                 AGAINST             ABSTAIN
               [ ]                   [ ]                 [ ]

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: To ratify the appointment of KPMG LLP as independent accountants of the Company for the fiscal year ending December 31, 2002:

               FOR                 AGAINST             ABSTAIN
               [ ]                   [ ]                 [ ]


5. On such other matters as may properly come before the meeting or any adjournments thereof.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2, 3 AND 4.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3, AND 4, AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


     If you plan to attend the Annual Meeting, please mark this box. [ ]


   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                           DATED              , 2002
            ------------------------------------------       -------------

                                                       DATED              , 2002
            ------------------------------------------       -------------

Please sign exactly as your name appears on your stock certificate. For joint accounts, each joint owner must sign. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When the proxy is given by a corporation or other entity, it should be signed by an authorized representative.



STOCKHOLDER                                 NUMBER OF SHARES
-----------                                 ----------------



                                      -2-